EXHIBIT 10.38

THIS NOTE AND THE SECURITIES EVIDENCED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF SUCH SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT.


                           CONVERTIBLE PROMISSORY NOTE
                           ---------------------------

$____________                                                    XXXXXX, __ 2008


     FOR VALUE RECEIVED, Salon Media Group, Inc., a Delaware corporation (the "Company"), promises to pay to ________________________ (the "Holder"), or its registered assigns, the principal sum of Dollars ($_________), or such lesser amount as shall then equal the outstanding principal amount hereof, together with simple interest from the date of this Note on the unpaid principal balance at a rate equal to seven and one-half percent (7.5%) per annum. The interest rate shall be computed on the basis of the actual number of days elapsed and a year of 365 days. Such interest shall be payable in semi-annual installments and, at the option of the Company, may be paid in cash or by the delivery of a note in substantially the same form as this Note for an amount equal to the interest payment then due Holder. All unpaid principal, together with the unpaid and accrued interest payable hereunder, if not converted by the provisions of
Section 5 below, shall be due and payable on demand at any time after the earlier of (i) March 31, 2012 (the "Maturity Date"), (ii) when such amounts are declared due and payable by the Holder upon or after the occurrence of an Event of Default (as defined below) or (ii) in the event of a Change of Control. This
Note is one of a series of Convertible Promissory Notes containing substantially identical terms and conditions issued pursuant to the Note Purchase Agreement dated April 4, 2008 (the "Purchase Agreement"), and the holders of the Notes are referred to herein as the "Holders."

     The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

     1. Definitions. As used in this Note, the following capitalized terms have the following meanings:

          (a) "Change of Control" shall mean (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation); or
(ii) a sale of all or substantially all of the assets of the Company, in either case, in which the stockholders of the Company immediately prior to the acquisition or sale, as the case may be, do not hold a majority of the


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outstanding shares of capital stock of the surviving corporation.
Notwithstanding the foregoing, a transaction shall not be deemed a Change of Control if the sole purpose of the transaction is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately prior to such transaction.

          (b) "Common Stock" shall mean the Company's common stock.

          (c) "Obligations" shall mean all principal and accrued interest due hereunder.

          (d) "Original Conversion Price" shall mean the volume-weighted price per share of Common Stock on the five (5) trading days prior to the date of initial Closing under the Purchase Agreement. Such Initial Conversion Price shall be adjusted to stock splits and the like.

          (e) "Subsequent Conversion Price" shall mean the higher of (i) the volume-weighted price per share of Common Stock on the five (5) trading days prior to the closing date of a subsequent Closing which the Holder participated pursuant to the Purchase Agreement or (ii) the Original Conversion Price. Such Subsequent Conversion Price shall be adjusted to stock splits and the like.

     2. Events of Default. The occurrence of any of the following shall constitute an "Event of Default" under this Note:

          (a) Failure to Pay. The Company shall fail to pay (i) when due any principal payment on the due date hereunder or (ii) any interest or other payment required under the terms of this Note on the date due, and such payment shall not have been made within ten (10) days of the Company's receipt of the Holder's written notice to the Company of such failure to pay;

          (b) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall
(i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its or any of its creditors, (iii) be dissolved or liquidated in full or in part, (iv) become insolvent (as such term may be defined or interpreted under any applicable statute), (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing;

          (c) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of its property, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law or hereafter in effect shall be commenced and an order for relief entered, or such proceeding shall not be dismissed or discharged within thirty
(30) days of commencement; or


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

          (d) Breach of Agreements. Unless waived by the Holders of at least a majority in interest of the then outstanding Loan Amounts (as defined in the Purchase Agreement) (the "Majority Holders"), the Company's material breach of any representation, covenant or agreement contained in this Note or the Purchase Agreement, which such breach is not cured by the Company within ten (10) days after written notice thereof is given to the Company by the Holder.

     3. Rights of Holder Upon Default. Upon the occurrence or existence of any Event of Default and at any time thereafter during the continuance of such Event of Default, upon the written consent of the Majority Holders, Holder may declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, upon the written consent of the Majority Holders, the Holder may exercise any other right, power or remedy granted to it or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

     4. Prepayment; Payment After Maturity Date Without Demand. This Note may not be prepaid in whole or in part at any time by the Company without the prior written consent of the Holder.

     5. Optional Conversion.

          (a) At any time Holder may convert all of the principal and accrued interest then outstanding under the Note into Common Stock. The number of shares of Common Stock issued upon conversion shall be equal to the Obligations divided by (i) the Original Conversion Price if the Holder participated in the initial Closing or (ii) the Subsequent Closing Price if the Holder participated in a subsequent Closing.

          (b) Fifteen (15) days prior written notice (the "Company Notice") shall be delivered to the Holder of this Note at the address last shown on the records of the Company for the Holder or, if no such address appears, at the place where the principal executive office of the Company is located, notifying the Holder of the terms and conditions of a Change of Control, the price per share to be paid to holders of Common Stock in such Change of Control and calling upon such Holder, if conversion is elected by the Holder, to surrender to the Company, in the manner and at the place designated, the Note. If the Holder elects to convert this Note (or elects to have the Note repaid in full by the Company in the case of a Change of Control), the Holder shall provide written notice to the Company no later than five (5) days after the Company Notice is deemed given.

          (c) No fractional shares of Common Stock shall be issued upon conversion of this Note. Upon the conversion of all of the principal and accrued interest outstanding under this Note, in lieu of the Company issuing any fractional shares to the Holder, the Company shall pay to the Holder the amount of outstanding principal and accrued interest that is not so converted. Upon full conversion of this Note, the Company shall be forever released from all its obligations and liabilities under this Note.


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

     6. Right of Exchange. In the event that the Company, at any time prior to the payment in full of this Note, or conversion thereof, shall (a) issue and sell shares of its common or preferred stock or an instrument convertible into its common or preferred stock or (b) issue and sell debentures or enter into any new indebtedness (in either case a "Financing"), then the Holders of the first $1 million in principal of the Notes issued hereunder may choose to exchange the outstanding principal balance and accrued interest due under this Note for new securities issued on the same terms and conditions of the Financing. If the Company completes a Financing in excess of $500,000, then this Right of Exchange will terminate 30 days following notice of such a Financing being given to these Holders.

     7. Successors and Assigns. Subject to the restrictions on transfer described in Section 8 below, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

     8. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Majority Holders. Any amendment or waiver effected in accordance with this Section 7 shall be binding upon the Company, the Holders and each transferee of a Note. Notwithstanding the foregoing, any amendment which reduces the amount of the Obligations of this Note shall require the consent of the Holder of this Note.

     9. Transfer of this Note. This Note may not be transferred in violation of any restrictive legend set forth hereon. Each new Note issued upon transfer of this Note shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act of 1933, as amended (the "Securities Act"), unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Prior to presentation of this Note for registration of transfer, the Company shall treat the Holder as the owner and registered holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

     10. Treatment of Note. To the extent permitted by generally accepted accounting principles, the Company will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

     11. Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given
(i) upon actual delivery to the party to be notified, (ii) 24 hours after confirmed facsimile transmission, (iii) one (1) business day after deposit with a recognized overnight courier, or (iv) three (3) business days after deposit with the U.S. Postal Service by first class certified or registered mail, postage prepaid, return receipt requested, addressed or sent (a) if to the Holder, at the address or facsimile number of the Holder set forth below such party's name on the Schedule of Purchasers, or at such other address or number as the Holder shall have furnished to the Company in writing upon 10 days' notice, or (b) if to the Company, at 101 Spear Street, Suite 203, San Francisco, CA 94105 , fax number (415.645.9206) or at such other address or number as the Company shall have furnished to the Holder in writing upon 10 days' notice.


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     12. Payment. Payment shall be made in lawful tender of the United States.

     13. Expenses; Waivers. If action is instituted to collect this Note, the Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred in connection with such action. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

     14. Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other state.

     IN WITNESS WHEREOF, the Company has caused this Convertible Promissory Note to be issued as of the date first set forth above.


                                      Salon Media Group, Inc.
                                      a Delaware corporation


                                      By: _________________________
                                          Christopher Neimeth
                                          Chief Executive Officer


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